Exhibit 99.1

Contact:

INVESTORS AND MEDIA:

Renovis, Inc.

Shari Annes

650-888-0902

sannes@renovis.com

Renovis Stockholders Approve Acquisition by Evotec

South San Francisco, CA – May 1, 2008 – Renovis, Inc. (NASDAQ: RNVS) announced today that its stockholders approved the adoption of the merger agreement with Evotec AG (Frankfurt Stock Exchange: EVT) at a special meeting of stockholders held today. The merger is expected to close by May 5, 2008.

In the transaction, each issued and outstanding share of Renovis common stock will be automatically converted into the right to receive 0.5271 of an American Depositary Share (ADSs) of Evotec, with each ADS representing two ordinary shares of Evotec, such that each issued and outstanding share of Renovis common stock will be exchanged for ADSs representing 1.0542 Evotec ordinary shares.

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About Renovis, Inc

Renovis is a biopharmaceutical company focused on the discovery and development of drugs for major medical needs in the areas of neurological and inflammatory diseases. The Company’s proprietary research programs focus on the purinergic receptors, P2X3 and P2X7, for the potential treatment of pain and inflammatory diseases. In addition, Renovis has worldwide collaboration and license agreements with Pfizer to research, develop and commercialize small molecule vanilloid receptor (VR1) antagonists.

Forward-Looking Statements

This communication contains certain forward-looking statements. All statements, other than statements of historical facts, regarding the likelihood and timing of the completion of the business combination transaction involving Evotec and Renovis, the conversion of Renovis shares into a right to receive Evotec shares, the anticipated benefits of such transaction and the plans and objectives of management are forward-looking statements and are based on management’s current expectations and estimates. We may not actually achieve these plans, intentions or expectations and Renovis cautions investors not to place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make.

Factors that could cause or contribute to such differences may include, but are not limited to, risks relating to the integration of the technologies and businesses of Evotec and Renovis,

unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, conditions of the economy and other factors described in the Registration Statement on Form F-4 filed with the SEC by Evotec and the most recent reports on Form 10-K, Form 10-Q, Form 8-K and other periodic reports filed by Renovis with the SEC.

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